UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  1/11/2013

ALL AMERICAN PET COMPANY, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  001-33300

NV	91-2186665
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1100 Glendon Avenue, 17th Floor

Los Angeles, CA 90024

(Address of principal executive offices, including zip code)

(310) 689-7355

(Registrant’s telephone number, including area code)

1880 Century Park East, Suite 1402

Los Angeles, CA 90067

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 8 – Other Events

Item 8.01 – Other Events

On January 10, 2013 the Company was made aware that a former employee sent communications that contained intentionally misleading and harmful disclosures as well as confidential information regarding the Company to a selected group of shareholders. These communications included allegations that the Company’s chief executive officer and president engaged in acts of malfeasance, misfeasance and negligence in the management and conduct of the Company business. The Company believes that this employee made multiple unauthorized disclosures of confidential information and misinformation to these shareholders on January 10, 2013 and thereafter. On January 10, 2013 the reported volume of the Company’s shares in the over the counter markets increased about 30 times over the prior three month average daily trading volume as reported by OTCmarkets.com. We have concurrently also experienced severe price declines in our shares since these unauthorized and misleading disclosures have been made. In the view of the Company these allegations are without merit and are being made with malicious intent. The Company is continuing an investigation of these and other acts of misconduct by this former employee and intends vigorously to pursue its available legal remedies and other proper causes of action.

On January 11, 2013 the Company issued a press release regarding these incidents. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

EXHIBITS

Exhibit Number	Description
99.1	Press Release – Dated January 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALL AMERICAN PET COMPANY, INC.

By: /S/ Barry Schwartz
Barry Schwartz, Chief Executive Officer

Date:  January 16, 2013